CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-7

DERIVED INFORMATION   8/31/04

$720,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$1,200,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-7

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/04 cutoff date.  Approximately 14.3% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,090
Total Outstanding Loan Balance	$689,260,860*	Min	Max
Average Loan Current Balance	$135,415	$9,994	$519,207
Weighted Average Original LTV	81.0%**
Weighted Average Coupon	7.27%	4.43%	13.75%
Arm Weighted Average Coupon	7.19%
Fixed Weighted Average Coupon	7.64%
Weighted Average Margin	6.29%	2.25%	15.30%
Weighted Average FICO (Non-Zero)	624
Weighted Average Age (Months)	2
% First Liens	98.3%
% Second Liens	1.7%
% Arms	82.0%
% Fixed	18.0%
% of Loans with Mortgage Insurance	0.1%

*

Total collateral will be approximately [$725,075,050]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	4,519	590,615,011	85.7	7.36	80.9	619
24	332	57,820,422	8.4	6.72	81.5	654
36	131	20,076,323	2.9	6.60	80.8	648
60	108	20,749,104	3.0	6.95	80.3	660
Total:	5,090	689,260,860	100.0	7.27	81.0	624

    *     Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product (Interest Only Loans)	Loans	Balance	Balance	%	%	FICO
Arm 2/28	407	72,778,406	73.8	6.79	81.3	655
Arm 3/27	146	22,827,949	23.1	6.61	80.9	650
Arm 5/25	11	1,882,820	1.9	6.37	77.1	679
Fixed Rate	7	1,156,674	1.2	7.17	80.5	650
Total:	571	98,645,849	100.0	6.74	81.1	654

    *     Note, for second liens, CLTV is employed in this calculation.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-7

Statistical Collateral Summary – Loan Group 2

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 9/01/04 cutoff date.  Approximately 14.3% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,483
Total Outstanding Loan Balance	$451,811,076*	Min	Max
Average Loan Current Balance	$181,962	$11,174	$998,184
Weighted Average Original LTV	80.3%**
Weighted Average Coupon	7.27%	4.60%	13.89%
Arm Weighted Average Coupon	7.16%
Fixed Weighted Average Coupon	7.75%
Weighted Average Margin	6.30%	2.25%	11.27%
Weighted Average FICO (Non-Zero)	624
Weighted Average Age (Months)	1
% First Liens	98.1%
% Second Liens	1.9%
% Arms	81.5%
% Fixed	18.5%
% of Loans with Mortgage Insurance	0.6%

*

Total collateral will be approximately [$474,925,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,325	387,269,692	85.7	7.40	80.0	618
24	69	25,960,834	5.7	6.46	82.0	652
36	22	8,319,320	1.8	6.62	84.7	663
60	67	30,261,230	6.7	6.52	82.1	659
Total:	2,483	451,811,076	100.0	7.27	80.3	624

    *     Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product (Interest Only Loans)	Loans	Balance	Balance	%	%	FICO
Arm 2/28	124	50,663,714	78.5	6.48	83.1	656
Arm 3/27	28	10,778,570	16.7	6.64	83.2	664
Arm 5/25	5	2,549,100	3.9	6.08	63.4	632
Fixed Rate	1	550,000	0.9	8.33	84.6	651
Total:	158	64,541,384	100.0	6.51	82.4	657

*     Note, for second liens, CLTV is employed in this calculation.